UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

February 22, 2017
Date of Report (Date of earliest event reported)

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THE RUBICON PROJECT, INC.
(Exact name of registrant as specified in its charter)
 __________________

Delaware	001-36384	20-8881738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12181 Bluff Creek Drive, 4th Floor
Los Angeles, CA 90094
(Address of principal executive offices, including zip code)

310-207-0272
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

David L. Day has been named Chief Financial Officer of the Company, effective February 22, 2017. Mr. Day joined the Company in March 2013 and has served as Chief Accounting Officer since that time. In addition, he has been serving as interim Chief Financial Officer since assuming that role in May 2016.

From May 2011 to March 2013, Mr. Day served as the Chief Accounting Officer at ReachLocal, Inc., a public company servicing small and medium-sized businesses as their digital ad agency. Prior to that, Mr. Day provided finance and accounting-related consulting services to technology and telecommunications companies and was co-founder of SignJammer Corporation, a start-up in the out-of-home advertising market, from 2008 to 2011. His career also includes experience as Vice President of Finance for Spot Runner, a technology-based ad agency for small and medium-sized business, Senior Vice President of Finance for Yahoo Search Marketing, Senior Vice President of Finance and Corporate Controller of Overture, and public accounting experience with PricewaterhouseCoopers and Arthur Andersen.

In connection with Mr. Day’s assumption of the Chief Financial Officer role on a permanent basis, his base salary has been increased to $400,000 and his target annual non-equity incentive compensation has been increased to $260,000. His annual equity incentive award for 2017 will be issued under the Company’s 2014 Equity Incentive Plan, will be subject to the Company’s standard four-year term, and will reflect his new position. In addition, Mr. Day’s severance agreement with the Company has been upgraded to the Company’s executive standard (as set forth in the form filed as Exhibit 10.18 to the Company’s Registration Statement on Form S-1 filed with the Commission on February 4, 2014, as amended by the form of Amendment No. 1 to Executive Severance and Vesting Acceleration Agreement filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 5, 2015 (the “Severance Agreement”)), to provide for the following material severance benefits: in case of Involuntary Termination (as defined in the Severance Agreement) not in connection with or following a Sale Transaction (as defined in the Severance Agreement), 12 month’s salary continuation, pro-rata bonus at target for time served during the year of termination, six months’ reimbursement of COBRA expense, and 12 month’s vesting acceleration of time-based equity awards; and in case of Involuntary Termination in connection with or following a Sale Transaction, 12 month’s salary continuation plus target annual bonus, pro-rata bonus at target for time served during the year of termination, 12 months’ reimbursement of COBRA expense, and vesting acceleration of all time-based equity awards

In addition, Mr. Day will receive a one-time cash bonus of $200,000. The bonus is payable in two installments, with one-half of the award payable on September 1, 2017 and the other half payable on March 1, 2018, in each case subject to continued employment. The award will be accelerated if Mr. Day is terminated without cause.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RUBICON PROJECT, INC.

Date:	February 28, 2017	By:	/s/ Brian W. Copple
Brian W. Copple
General Counsel and Secretary